Exhibit 99.1

Rithm Capital Corp. Announces Third Quarter 2025 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the third quarter ended September 30, 2025.

“This quarter marks a pivotal step forward in Rithm Capital’s journey, driven by strategic acquisitions, platform expansion, and a disciplined investment approach, as we continue building a diversified, asset management platform,” said Michael Nierenberg, Chief Executive Officer of Rithm Capital. “The pending acquisition of Crestline meaningfully expands our offering into direct lending and insurance and together with Sculptor, delivers comprehensive product solutions for investors. Further, the pending acquisition of Paramount significantly enhances our commercial real estate expertise and expands our owner-operator model. These milestones deepen our capabilities across key investment verticals and unlock differentiated value for our investors and shareholders.”

Financial Highlights:

•GAAP net income of $193.7 million, or $0.35 per diluted common share(1)
•Earnings available for distribution of $296.9 million, or $0.54 per diluted common share(1)(2)
•Common dividend of $138.5 million, or $0.25 per common share
•Book value per common share of $12.83(1)

	Q3 2025	Q2 2025
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.35	$0.53
GAAP Net Income (in millions)	$193.7	$283.9

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.54	$0.54
Earnings Available for Distribution(2) (in millions)	$296.9	$291.1

Common Dividend:
Common Dividend per Share	$0.25	$0.25
Common Dividend (in millions)	$138.5	$132.6

Business Highlights:

•Origination & Servicing:
•Newrez LLC (“Newrez”), Rithm Capital’s multichannel mortgage origination and servicing platform, posted pre-tax income of $295.1 million in Q3’25, excluding the net of hedge mortgage servicing rights (“MSRs”) mark-to-market loss of $(61.0) million, up from $275.1 million in Q2’25, excluding the net of hedge MSRs mark-to-market gain of $29.9 million.
•Newrez generated a 20% pre-tax return on equity (“ROE”) on $6.2 billion of equity(3)(4). Total servicing unpaid principal balance (“UPB”) reached $878 billion, an increase of 7% YoY, which includes $282 billion UPB of third-party servicing, an increase of 21% YoY.
•Origination funded production volume was $16.4 billion in Q3’25, an increase of 3% YoY.

•Investment Portfolio:
•Rithm Capital completed a non-qualified mortgage securitization in the quarter totaling $483 million in UPB.
•Rithm Capital entered into a forward flow agreement with Upgrade, Inc. to acquire $1 billion in home improvement loans (“HIL”).
◦Acquired $234 million in HIL under the forward flow agreement in Q3’25 and, subsequent to quarter-end, acquired another $150 million in HIL.

•Residential Transitional Lending:
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded Q3’25 origination volume of $1.2 billion, an increase of 60% YoY, consistent with the record volume achieved in Q2’25.
•Genesis Capital continued to expand its sponsor base, growing new sponsors by 71 in Q3’25, an 82% increase YoY.

•Asset Management:
•Rithm Capital’s alternative asset manager, Sculptor Capital Management Inc. (“Sculptor Capital”), grew to approximately $37 billion of assets under management (“AUM”)(5) as of September 30, 2025, including gross fundraising inflows of $1.4 billion across the Sculptor platform during the quarter.
•Sculptor Capital also continued its active presence in the collateralized loan obligation markets with a successful issuance and reset in the European market contributing approximately $585 million of AUM in Q3’25.
•Rithm Capital entered into a definitive agreement to acquire Crestline Management, L.P., a Fort Worth, TX based alternative asset manager with $18 billion in AUM as of June 30, 2025.
◦Investment strategies include direct lending, opportunistic credit, net asset value lending and insurance.
◦Closing is targeted for Q4’25, subject to customary closing conditions and approvals.
•Rithm Capital entered into a definitive agreement to acquire Paramount Group, Inc. (“Paramount”) (NYSE: PGRE), an owner and operator of Class A office properties in New York and San Francisco, for approximately $1.6 billion in cash consideration.
◦Closing is targeted for Q4’25, subject to customary closing conditions, including the approval of Paramount’s common stockholders.

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 551,295,686 and 537,347,700 weighted average diluted shares for the quarters ended September 30, 2025 and June 30, 2025, respectively. Per share calculations of Book Value are based on 554,196,670 common shares outstanding as of September 30, 2025.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.
(3)Excludes the net of hedge full MSR mark-to-market and related hedge impact of $(61.0) million.

(4)ROE is calculated based on annualized pre-tax income, excluding MSR mark-to-market and related hedge adjustment, divided by the average Origination and Servicing segment ending equity for the respective period.

(5)AUM is estimated and refers to the value of assets for which Rithm Capital and its affiliates provide discretionary investment management or advisory services. AUM is generally calculated as the sum of: (i) the net asset value of managed accounts and open-ended funds or gross asset value of real estate and real estate funds, (ii) uncalled capital commitments and (iii) par value of structured credit vehicles. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM and excludes proprietary assets held on Rithm Capital's balance sheet. Rithm Capital's calculation of AUM is intended to provide a consistent and comparable measure of managed assets across its businesses; however it is not based on any specific regulatory definition and may differ from similarly titled measures presented by other asset managers and, as a result, may not be comparable.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Thursday, October 30, 2025 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Third Quarter 2025 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10203970/1002e07a6aa.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 6, 2025, by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “3226103”.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$579,281	$574,817
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(189,881) and $(176,680), respectively)	(264,351)	(155,005)
Servicing revenue, net	314,930	419,812
Interest income	453,786	478,455
Gain on originated residential mortgage loans, held-for-sale, net	196,308	169,698
Other revenues	55,628	54,066
Asset management revenues	84,871	95,008
	1,105,523	1,217,039
Expenses
Interest expense and warehouse line fees	402,690	417,868
General and administrative	237,092	239,575
Compensation and benefits	299,073	294,407
	938,855	951,850
Other Income (Loss)
Realized and unrealized gains (losses), net	53,393	22,741
Other income (loss), net	16,809	18,478
	70,202	41,219
Income before Income Taxes	236,870	306,408
Income tax expense (benefit)	8,072	(11,598)
Net Income	228,798	318,006
Noncontrolling interests in income of consolidated subsidiaries	3,331	3,169
Redeemable noncontrolling interests in income of consolidated subsidiaries	3,929	3,120
Net Income Attributable to Rithm Capital Corp.	221,538	311,717
Dividends on preferred stock	27,876	27,818
Net Income Attributable to Common Stockholders	$193,662	$283,899

Net Income per Share of Common Stock
Basic	$0.36	$0.54
Diluted	$0.35	$0.53
Weighted Average Number of Shares of Common Stock Outstanding
Basic	541,835,419	530,171,540
Diluted	551,295,686	537,347,700

Dividends Declared per Share of Common Stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	September 30, 2025 (Unaudited)	June 30, 2025 (Unaudited)
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$10,389,766	$10,360,063
Government and government-backed securities ($8,538,035 and $8,844,111 at fair value, respectively)	8,562,825	8,868,879
Residential mortgage loans, held-for-sale ($5,888,611 and $4,126,335 at fair value, respectively)(A)	5,947,402	4,187,301
Residential mortgage loans, held-for-investment, at fair value	334,589	343,333
Consumer loans, held-for-investment, at fair value(A)	598,147	465,231
Residential transition loans, at fair value	2,575,354	2,497,764
Residential mortgage loans subject to repurchase	2,700,353	2,264,600
Single-family rental properties	998,116	1,002,261
Cash and cash equivalents(A)	1,610,958	1,600,948
Restricted cash(A)	550,514	485,402
Servicer advances receivable	2,647,041	2,713,742
Other assets ($2,639,938 and $2,611,330 at fair value, respectively)(A)	4,660,595	4,660,827
Assets of Consolidated Entities(A):
Investments, at fair value and other assets	5,589,734	4,865,602
Total Assets	$47,165,394	$44,315,953
Liabilities and Equity
Liabilities
Secured financing agreements(A)	$16,538,685	$15,897,778
Secured notes and bonds payable ($153,019 and $160,433 at fair value, respectively)(A)	9,545,280	9,764,857
Residential mortgage loan repurchase liability	2,700,353	2,264,600
Unsecured notes, net of issuance costs	1,417,676	1,414,497
Dividends payable	169,565	160,967
Accrued expenses and other liabilities ($634,225 and $532,422 at fair value, respectively)(A)	3,112,651	2,361,386
Liabilities of Consolidated Entities(A):
Notes payable, at fair value and other liabilities	4,771,710	4,131,696
Total Liabilities	38,255,920	35,995,781
Commitments and Contingencies
Redeemable Noncontrolling Interests of Consolidated Subsidiaries	296,789	260,963
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 57,564,122 and 49,964,122 issued and outstanding, $1,439,104 and $1,249,104 aggregate liquidation preference, respectively	1,390,790	1,207,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 554,196,670 and 530,292,171 issued and outstanding, respectively	5,542	5,303
Additional paid-in capital	6,961,639	6,652,587
Retained earnings	70,772	18,399
Accumulated other comprehensive income	69,774	64,840
Stockholders’ Equity in Rithm Capital Corp.	8,498,517	7,948,383
Noncontrolling interests in equity of consolidated subsidiaries	114,168	110,826
Total Stockholders’ Equity	8,612,685	8,059,209
Total Liabilities and Equity	$47,165,394	$44,315,953
(A) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”) and certain other consolidated VIEs, including funds and collateralized financing entities (“CFEs”) that are presented separately within assets and liabilities of consolidated entities. VIE assets can only be used to settle obligations and liabilities of the VIEs. VIE creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) net other income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within net other income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense and (iii) amortization expense related to intangible assets, as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2025	June 30, 2025
Net income (loss) attributable to common stockholders - GAAP	$193,662	$283,899
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	44,364	(16,931)
Other (income) loss, net	43,248	35,493
Non-capitalized transaction-related expenses (reimbursements)	11,735	2,536
Deferred taxes	3,883	(13,854)
Earnings available for distribution - Non-GAAP	$296,892	$291,143

Net income (loss) per diluted share	$0.35	$0.53
Earnings available for distribution per diluted share	$0.54	$0.54

Weighted average number of shares of common stock outstanding, diluted	551,295,686	537,347,700

SEGMENT INFORMATION
($ in thousands)

Third Quarter Ended September 30, 2025	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$579,281	$—	$—	$—	$—	$579,281
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(189,881))	(264,351)	—	—	—	—	(264,351)
Servicing revenue, net	314,930	—	—	—	—	314,930
Interest income	309,878	52,480	77,606	10,601	3,221	453,786
Gain on originated residential mortgage loans, held-for-sale, net	182,446	13,862	—	—	—	196,308
Other revenues	28,946	26,682	—	—	—	55,628
Asset management revenues	—	—	—	84,871	—	84,871
Total Revenues	836,200	93,024	77,606	95,472	3,221	1,105,523
Interest expense and warehouse line fees	254,253	78,767	36,785	6,181	26,704	402,690
Other segment expenses	141,525	19,248	5,112	26,926	21,151	213,962
Compensation and benefits	198,213	1,032	15,805	65,590	18,433	299,073
Depreciation and amortization	6,342	7,429	1,936	7,423	—	23,130
Total Operating Expenses	600,333	106,476	59,638	106,120	66,288	938,855
Realized and unrealized gains (losses), net	—	43,620	3,145	6,628	—	53,393
Other income (loss), net	(1,756)	7,433	138	10,987	7	16,809
Total Other Income (Loss)	(1,756)	51,053	3,283	17,615	7	70,202
Income (Loss) before Income Taxes	234,111	37,601	21,251	6,967	(63,060)	236,870
Income tax expense (benefit)	7,754	3	(627)	942	—	8,072
Net Income (Loss)	226,357	37,598	21,878	6,025	(63,060)	228,798
Noncontrolling interests in income (loss) of consolidated subsidiaries	916	1,454	—	961	—	3,331
Redeemable noncontrolling interests in income of consolidated subsidiaries	—	—	—	1,309	2,620	3,929
Net Income (Loss) Attributable to Rithm Capital Corp.	225,441	36,144	21,878	3,755	(65,680)	221,538
Dividends on preferred stock	—	—	—	—	27,876	27,876
Net Income (Loss) Attributable to Common Stockholders	$225,441	$36,144	$21,878	$3,755	$(93,556)	$193,662

Total Assets	$29,143,691	$10,741,474	$3,944,081	$2,835,646	$500,502	$47,165,394
Stockholders' Equity in Rithm Capital Corp.	$6,180,238	$1,739,359	$941,029	$924,367	$(1,286,476)	$8,498,517

Second Quarter Ended June 30, 2025	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$574,817	$—	$—	$—	$—	$574,817
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(176,680))	(155,005)	—	—	—	—	(155,005)
Servicing revenue, net	419,812	—	—	—	—	419,812
Interest income	309,940	82,143	75,405	7,841	3,126	478,455
Gain on originated residential mortgage loans, held-for-sale, net	168,438	1,260	—	—	—	169,698
Other revenues	27,439	26,627	—	—	—	54,066
Asset management revenues	—	—	—	95,008	—	95,008
Total Revenues	925,629	110,030	75,405	102,849	3,126	1,217,039
Interest expense and warehouse line fees	283,616	69,904	33,620	8,710	22,018	417,868
Other segment expenses	146,989	22,162	5,234	26,487	14,909	215,781
Compensation and benefits	190,169	1,004	15,308	67,401	20,525	294,407
Depreciation and amortization	6,281	7,849	2,289	7,348	27	23,794
Total Operating Expenses	627,055	100,919	56,451	109,946	57,479	951,850
Realized and unrealized gains (losses), net	—	16,177	6,809	416	(661)	22,741
Other income (loss), net	6,435	8,841	(713)	5,124	(1,209)	18,478
Total Other Income (Loss)	6,435	25,018	6,096	5,540	(1,870)	41,219
Income (Loss) before Income Taxes	305,009	34,129	25,050	(1,557)	(56,223)	306,408
Income tax expense (benefit)	(11,647)	(1,507)	330	1,226	—	(11,598)
Net Income (Loss)	316,656	35,636	24,720	(2,783)	(56,223)	318,006
Noncontrolling interests in income (loss) of consolidated subsidiaries	981	1,533	—	655	—	3,169
Redeemable noncontrolling interest in income of consolidated subsidiary	—	—	—	561	2,559	3,120
Net Income (Loss) Attributable to Rithm Capital Corp.	315,675	34,103	24,720	(3,999)	(58,782)	311,717
Dividends on preferred stock	—	—	—	—	27,818	27,818
Net Income (Loss) Attributable to Common Stockholders	$315,675	$34,103	$24,720	$(3,999)	$(86,600)	$283,899

Total Assets	$28,608,834	$8,858,316	$3,787,813	$2,470,718	$590,272	$44,315,953
Stockholders' Equity in Rithm Capital Corp.	$5,822,508	$1,551,666	$820,746	$895,407	$(1,141,944)	$7,948,383

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital Corp. is a global, multi-dimensional asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Rithm’s integrated investment platform spans residential and commercial lending, MSRs and structured credit. Through subsidiaries such as Newrez, Genesis Capital and Sculptor Capital Management, Rithm has established a unique owner-operator model, capable of sourcing, financing and actively managing debt and equity investments, to drive value for shareholders and fund investors.

Investor Relations
212-850-7770
ir@rithmcap.com